Exhibit 23.1

December 22, 2016

Board of Directors
Anfield Acquisitions, Inc.

We hereby consent to the inclusion in this Form S-1/A (Amendment No. 3) of our report dated December 19, 2016 with respect to the audited financial statements of Anfield Acquisitions, Inc. as of September 30, 2016 and December 31, 2015.

We also consent to the references to us in Item 10 – Interest of Named Experts and Counsel as “Experts” in such Form S-1/A.

Very truly yours,

/S/ The Pun Group, LLP

Santa Ana, CA

200 East Sandpointe Avenue, Suite 600, Santa Ana, California 92707
Tel: 949-777-8800 •Toll Free: 855-276-4272 • Fax: 949-777-8850
www.pungroup.com